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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT



     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of The AES Corporation on Form S-8 of our report dated January 23, 2001, covering C.A. La Electricidad de Caracas and Corporation EDC, C.A. and their subsidiaries included in the current report filed on Form 8-K dated June 5, 2001 of The AES Corporation.

Porta, Cachafeiro, Laria Y Asociados
A Member Firm of Andersen

/s/ Hector L. Gutierrez D.
Public Accountant CPC No. 24321

Caracas, Venezuela
February 26, 2002